UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

January 20, 2010	(January 15, 2010)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-23420 21
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

             [17 CFR 240.14d-2(b)]

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

              [17 CFR 240.13e-4(c)]

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of   Officer

     The Company has temporarily eliminated the position of Chief Financial Officer.  As a result, the current Chief Financial Officer, Ms. Barbara Hughes, has left the Company effective January 15, 2010, and the current President and Chief Operating Officer, Mr. Gordon Hutchins, Jr., has assumed the responsibilities of Acting Chief Financial Officer.   Mr. Hutchins will be assisted by Maria Wagner, Corporate Controller, and Julie Pilch, Finance Director. In order to assist in a smooth transition, the Company may from time to time engage Ms. Hughes as a part time consultant on an hourly or per diem basis, as circumstances warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on FORM 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

January 20, 2010	By: /s/ GORDON HUTCHINS, JR. Gordon Hutchins, Jr. President, COO, and Acting CFO